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                                                      EXHIBITS 5.1, 8.1 AND 23.2

                                                                  Houston, Texas
                                                                   July 31, 1998


Continental Airlines, Inc.
2929 Allen Parkway, Suite 2010
Houston, Texas  77019

Calair L.L.C.
c/o CALFINCO Inc.
2929 Allen Parkway, Suite 2010
Houston, Texas  77019

Calair Capital Corporation
2929 Allen Parkway, Suite 2010
Houston, Texas  77019

Ladies and Gentlemen:

         We have acted as special counsel to Continental Airlines, Inc., a Delaware corporation ("Continental"), Calair L.L.C., a Delaware limited liability company and an indirect subsidiary of Continental ("Calair"), and Calair Capital Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Calair ("Calair Capital" and together with Calair, the "Note Issuers"), in connection with the proposed issuance by the Note Issuers of up to $112,300,000 aggregate principal amount of their 8 1/8% Senior Notes due 2008 (the "Exchange Notes"), which will be fully and unconditionally guaranteed on an unsecured, senior basis by Continental, in exchange for a like principal amount of their outstanding 8 1/8% Senior Notes due 2008, which are fully and unconditionally guaranteed on an unsecured, senior basis by Continental (the "Old Notes"). The terms of the offer to exchange the Exchange Notes for the Old Notes (the "Exchange Offer") are described in a Registration Statement on Form S-4 to be filed by the Note Issuers and Continental with the Securities and Exchange Commission (the "Registration Statement"), for the registration of the Exchange Notes under the Securities Act of 1933, as amended (the "1933 Act"). The Old Notes have been, and the Exchange Notes will be, issued pursuant to an indenture dated as of April 1, 1998 (the "Indenture"), among Calair and Calair Capital, as joint and several obligors, Continental, as guarantor, and Bank One, N.A., as trustee (the "Trustee").

         In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as certified or photostatic copies. We have also assumed the truth, accuracy and completeness of all representations, warranties and certifications made by the Note Issuers and Continental.
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Continental Airlines, Inc.
Calair L.L.C.
Calair Capital Corporation
July 31, 1998
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         Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that the Exchange Notes have been duly authorized for issuance and, when the Registration Statement has become effective under the 1933 Act, and the Exchange Notes have been duly executed, issued and authenticated in accordance with the Indenture and issued and sold in exchange for the Old Notes as contemplated by the Registration Statement and in accordance with the Exchange Offer, the Exchange Notes will constitute valid and legally binding obligations of the Note Issuers and Continental, subject to
(i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and
(iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

         We are further of the opinion that the statements contained in the prospectus constituting a part of the Registration Statement under the caption "TAX CONSIDERATIONS," as qualified therein, constitute an accurate description, in general terms, of the indicated United States federal income tax consequences to a holder of the purchase, ownership and disposition of the Exchange Notes.

         We are members of the Texas Bar. The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of Delaware and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                        Very truly yours,

                                        /s/ VINSON & ELKINS L.L.P.

                                        VINSON & ELKINS L.L.P.